Exhibit 10.7

COMMERICAL LEASE AGREEMENT

THIS INDENTURE, made this  3rd    day of  May    , 2013, by and between

Jim Rupp and Rachel Rupp, husband and wife, and Fiddle Creek, LLC, an Idaho Limited Liability Company, both parties of the first part, hereinafter referred to in the singular as LESSOR, and Idaho Champion Resources, LLC, and Idaho Limited Liability Company, party of the second part, hereinafter referred to as LESSEE.

WITNESSETH:

I.

PREMISES:

The LESSOR hereby leases and demises to the LESSEE, subject to the terms and conditions hereinafter set forth, the following described premises, situate in the County of Idaho, State of Idaho to wit:

All lands owned by Lessor, or either of them, within sections 1, 2, 11, 12, 13, 14, 23, 24, 25, and 26,

Township 25 North, Range 1 E.B.M, and sections 18 and 19 Township 25 North Range 2 E.B.M., including without limitation those lands identified within the tax parcels set out within Exhibit A attached and incorporated here,

Lessor further grants to Lessee the option, for an additional rental payment of $2,000 annually, to include the property described within Exhibit “C” as a part of this lease, should Lessor, or those whom Lessor owns or controls, acquire ownership of the referenced real property.

II.

USE:

LESSEE shall be exclusively entitled to utilize the leased premises for mineral exploration and mining and extraction, and all uses incident thereto, including surface and subsurface rights, and including improving and construction of any access. Lessee shall exclusively own mineral it extracts. Lessee shall be responsible to procure its own permits and licenses. Lessee shall cooperate with Lessor so as not to unreasonably interfere with Lessor’s concurrent use of the real property as pasture and orchards.

Lessee shall not camp or recreate on or near the banks of Fiddle Creek for a distance of 0.75 stream miles upstream from the Salmon River.  Access for ingress or egress on Fiddle Creek shall be by prior arrangement as to time, number of vehicles and duration during the months from _____________ to ______________, all other months, access will be with prior notice to Lessee.  This lease does not include any hunting or fishing privileges.

III.

TERM:

The Initial Term of this lease shall be five (5) years, to commence on the 1st day of March, 2013, and to conclude on the last day of February, 2018.  Lessee shall have five (5) options to renew, each separate renewal term consisting of a like renewal term of five (5) years. At the conclusion of the Initial term, this lease shall automatically be renewed for the first five (5) year renewal term, unless written notice is provided from Lessee to Lessor declining the renewal prior to the end of the concluding term. Thereafter, at the conclusion of each renewal term thereafter,  this lease shall automatically be renewed in like manner for an additional renewal term of five (5) years, absent written notice from Lessee to Lessor declining the renewal prior to the end of the applicable concluding renewal term. If not sooner terminated by declining renewal, this lease shall end at the conclusion of the fifth renewal term, which shall be thirty (30) years hence.

IV.

RENT:

LESSEE agrees to pay to LESSOR annual rent in the sum of SIX THOUSAND ONE HUNDRED DOLLARS ($6100)  commencing on or before the first day of the Term, and continuing on the same date of each year thereafter to during the term and during any renewed term.  Rental payments shall either be (a) delivered to Lessor, or (b) wired to Lessor’s banking account, or (c) deposited in the U.S. Mail postage prepaid to an address Lessor designates in writing.

Time in receipt of rental payments is of the essence, and LESSEE shall pay the additional sum of five percent (5%) of on any late payment as additional rent.

In the event of commercial production mining upon the leased premises, and after all costs of exploration and originating and capitalizing the mining operation are first recovered by Lessee, and after 250,000 ounces of gold or gold equivalent have been defined as economical mineable reserves, then thereafter Lessee shall pay as additional rent a one percent 1% Net Smelter Royalty on annual production. The Net Smelter Royalty shall be reduced to a Royalty Contract based on the American Law of Mining Contract language and made a part hereof by reference.

V.

CONDITION OF THE PREMISES:

Lessee has carefully inspected the property and accepts the same in its current condition and “As Is” and is relying on its own inspection and not on any representation of Lessors.

VI

LESSOR COVENANTS:

The LESSOR further covenants and agrees with the LESSEE as follows:

A.

Quiet Possession:

LESSOR agrees, upon LESSEE paying rent as set forth herein and upon LESSEE complying and performing the agreements and covenants contained in this lease on LESSEE'S part, that LESSEE shall and may at all times during the term granted peacefully and quietly have, hold and enjoy the premises and explore, mine and extract according to law and without any manner of interruption from LESSOR, its  heirs, assigns, personal representatives or any other persons, save and except that LESSOR shall continue  to be entitled to use the leased premises as pasture except where mining operations are being conducted.

B.

Taxes:

LESSOR shall promptly pay the real property taxes assessed against the land and premises.

C.

Insurance:

Each party is required to procure their own property damage insurance if they wish to have property damage insurance. Liability insurance is addressed herein below.

VII.

LESSEE COVENANTS:

The LESSEE further covenants and agrees with the LESSOR as follows:

A.

Rentals:

To pay each of the rentals and charges and the whole thereof as above provided promptly and at the due date thereof.

B.

Condition:

To accept the property in its current condition, and to procure and comply with any permits and licenses related to its operation, and to procure and comply with any reclamation requirements set out in said permits.

C.

Fence:

To repair promptly, and at its expense, any damage caused to any fence by Lessee.

D.

Possession:

Upon the expiration of the lease, or its sooner termination as herein provided, to surrender to the LESSOR the said premises, and to quietly have, surrender, yield and give up possession of the demised premises.

E.

Assignment - Subletting:

Lessee may assign or sublet with the consent of Lessor, which consent shall not be unreasonably withheld. If Lessee assigns or sublets this lease it shall always nonetheless remain directly responsible to Lessor hereunder unless specifically released in writing.

F.

Lawful Occupancy:

The LESSEE agrees that in its use and occupancy of the premises, it will not violate but will observe and comply with all laws, ordinances and lawful regulations applicable thereto, and will not perform nor permit any unlawful act upon said premises.

G.

Hold LESSOR Harmless:

LESSEE agrees to indemnify, defend and to save and hold the LESSOR harmless from all claims for damages on account of injuries to persons or property occurring on the leased premises to the extent the same are caused by Lessee. Mining shall be permitted according to law by the Idaho Department of Lands or other regulatory agency, and supported by a reclamation bond as may be required by IDL, and Lessee shall pay the cost of the bond, and complete all reclamation and clean up.

VIII.

UTILITIES:

LESSEE will pay any costs of furnishing electricity or other utilities if needed or procured by Lessee.

IX.

PROPERTY TAXES:

LESSEE shall pay personal property taxes on all trade fixtures and other personal property of its business and hold LESSOR harmless therefrom.  LESSOR shall pay real property taxes assessed, save and except that if real property taxes are increased due to mining, LESSEE shall pay the increased portion of the real property taxes.

X.

NOTICES:

Any notices or demand to be given, served, or made shall be validly and sufficiently given, served or made: if from the LESSOR to the LESSEE, if the same is deposited in the United States Mails at Lewiston, Idaho, by certified mail, return receipt, postage prepaid, addressed to LESSEE at: Attention John Swallow and Art Glover, 201

N. 3RD Ave, Coeur d’Alene, Id. 83814, with a copy to Ron T. Blewett, P.O. Box 1990, Lewiston, Idaho, 83501; and

if from the LESSEE to the LESSOR, if the same is deposited in the United States Mails, by certified mail, return receipt, postage prepaid, addressed to the LESSOR at: 10649 Highway 95 South, Lucile, Id. 83542. The service of such notice shall be deemed complete by the said deposit thereof in the United States Mails as aforesaid. Either party may, by notice to the other in writing, designate a different place to which notices shall be sent.

XI

DEFAULTS:

In the event of the default of any material provision of this lease by the LESSEE, (and each covenant, provision, term and condition herein is considered a material provision and a consideration for the execution of this lease, and time is of the essence of each and every of the foregoing), the LESSOR may, at the time of the default or any time during the continuance of the default, notify the LESSEE in writing thereof, specifically setting forth the item or items of claimed default, and the LESSEE shall, within ten (10) days from the date of such notice if the matter be an unpaid rental, correct the same, and within thirty (30) days such notice if the matter be for other than an unpaid rental, either correct the same or initiate action to procure correction. In the event of the LESSEE's failure to address such default after notice as aforesaid, then the LESSOR may, at its option, terminate this lease by subsequent written notice to LESSEE and termination shall be complete upon the deposit in the mails of said notice in the manner herein provided.

XII.

VACATE AND ABANDON:

In the event the LESSEE shall vacate or abandon said premises then the LESSOR shall be entitled to damages as provided by law.

XIII.

WAIVERS:

No waiver by the LESSOR of any term, covenant, or condition of this lease shall be construed as a continuing waiver thereof, nor a waiver thereof, nor a waiver of any other term, covenant or condition of this lease. Each and every default on the part of the LESSEE shall be considered a separate and a new breach of the lease, irrespective of whether or not other defaults exist at that time.

XIV.

ATTORNEY FEES AND ARBITRATION:

In the event of the necessity of proceedings to enforce any covenant of this lease to be performed on the  part of either LESSOR or LESSEE, the prevailing party in such matter shall be entitled to receive from the losing party a reasonable sum as attorney's fees in such action. Any matter or proceeding arising from or related in any way in whole or in part to this lease shall be resolved by arbitration under the commercial rules of the American Arbitration Association.

XV.

MODIFICATION:

This lease contains the entire agreement between the LESSOR and LESSEE. This lease and the terms hereof may be altered or modified only by the same being reduced to writing and signed by the parties, specifically stating that it modifies said lease in the respects therein stated, and that it is to be attached to and shall become a part of this lease. No such change may be effected by act or conduct, or in any manner other than above stated.

XVI.

POSSESSION SURRENDERED:

At the termination of this lease or the right to possession hereunder, whether at the expiration thereof or at the election of the LESSOR as herein provided, the LESSOR shall, at its option, re-enter the premises and eject the

LESSEE therefrom, and in such case the LESSEE shall give immediate possession of the premises to the LESSOR, and the LESSOR may maintain an action for possession of said premises, after the right of re-entry has occurred, without notice.

XVII.

LESSEE’S PROPERTY:

LESSEE shall be entitled to one year at the conclusion of this lease to complete any reclamation, and to remove any of Lessee’s property from the premises.

XVIII.

LIABILITY:

LESSEE will indemnify and save LESSOR harmless from any loss, damage, liability, or expense for property damage or personal injury arising out of or in any way connected with LESSEE's use of the leasehold premises to the full extent such damage is caused by Lessee.  LESSEE shall carry, at its expense, a contingent general liability insurance policy insuring Lessor against claims or liability for personal injury and property damage, with limits of not less than $1,000,000. Such insurance shall name LESSOR as an additional insured. LESSEE  shall furnish LESSOR with a certificate on demand showing such insurance to be in full force and effect.

XIX

ADDITIONAL TERMS:

This lease shall be binding upon the heirs, successors, personal representatives and assignees of the parties hereto. Should any provision be deemed unenforceable at law only that provision shall be severed to the narrowest extent, the remainder enforced. Should Lessor re-let the premises or any part thereof for exploration or mining within five (5) years following the conclusion of any initial or renewed term hereunder, Lessor shall first grant to Lessee the right of first refusal to lease or contract for mining or exploration on the same terms under which Lessor proposes to lease or contract to others.

Lessor shall accommodate all governmental permitting sought by Lessee in its discretion, and Lessor acknowledges that the rental payment herein is full and complete compensation to the Lessor as owner, sufficient to accommodate any authorization required of BLM or any other permitting authority for exploration or mining, including without limitation full and complete compensation for surface use, occupancy, and disruption. Lessor

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shall also allow the leased premises to be used by Lessee for access to other adjacent properties in which Lessee has an interest. Lessor hereby grants full and complete consent to Lessee in its discretion to propose any plan of operations to any governmental or regulatory authority, for any mining or exploration purpose, and shall accommodate the same, and shall cooperate with the Lessee in submission of the same, and shall provide such further and additional confirmations of this authorization as may be required from time to time, the Lessee having complete discretion as to the terms and content of any plan of operations.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

LESSEE

IDAHO CHAMPION RESOURCES, LLC

By /s/ Art Glover

Authorized Member

LESSOR

JIM RUPP

/s/ Jim Rupp

RACHEL RUPP

/s/ Rachel Rupp

FIDDLE CREEK, LLC

/s/ Jim Rupp

By: Jim Rupp, sole member.

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